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                                                              [FUNDSERV EX MSFO]

                            PARTICIPATION AGREEMENT

                                  BY AND AMONG

                     DFA INVESTMENT DIMENSIONS GROUP INC.,

                         DIMENSIONAL FUND ADVISORS LP,

                               DFA SECURITIES LLC

                                      AND

                       FORETHOUGHT LIFE INSURANCE COMPANY

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THIS AGREEMENT, made and entered into this 31day of March 2017, by and among
Forethought Life Insurance Company (the "Company"), on its own behalf and on behalf of segregated asset accounts of the Company that may be established from time to time (individually, an "Account" and collectively, the "Accounts"); DFA Investment Dimensions Group Inc. (the "Fund"); the Fund's investment adviser, Dimensional Fund Advisors LP (the "Adviser"); and DFA Securities LLC ("DFAS") (individually, a "Party" and collectively, the "Parties").

The Company, the Fund, the Adviser and DFAS, intending to be legally bound, hereby agree as follows:

1.   SALES OF SHARES/PROCEDURES

     1.1 Shares of the respective portfolios (individually, a "Portfolio" and collectively, the "Portfolios") of the Fund listed on SCHEDULE 1.1 hereto, as amended from time to time by the Parties, shall be sold by the Fund through its agent DFAS, and purchased by the Company for the appropriate subaccount of each Account, at the net asset value ("NAV") next computed after receipt by the Fund or its designee of each order of the Accounts, in accordance with the provisions of this Agreement, the then current prospectus(es) and statement(s) of additional information of the Fund that describe the Portfolios, and the variable annuity contracts or variable life insurance contracts (the "Contracts") that use the Portfolios as underlying investment media; PROVIDED, HOWEVER, that if any conflicts exist among any such documents, then the terms of the Fund's current prospectus(es) and statement(s) of additional information shall control.

           1.1(a) TRANSMISSION OF INSTRUCTIONS For each Portfolio and for each account maintained by the Company with such Portfolio, the Company shall transmit to National Securities Clearing Corporation ("NSCC") (which shall forward the information to the transfer agent of the Fund), no more than ten (10) aggregate purchase orders as follows:

                  (i) five (5) purchase orders for the Accounts expressed in dollars (sent via NSCC's DCC&S System); and

                  (ii) five (5) purchase orders for the Accounts expressed in shares (sent via NSCC's DCC&S System); and

                  no more than ten (10) aggregate redemption orders as follows:

                  (i) five (5) redemption orders for the Accounts expressed in dollars (sent via NSCC's DCC&S System); and

                  (ii) five (5) redemption orders for the Accounts expressed in shares (sent via NSCC's DCC&S System);

                  each of which reflects the aggregated effect of all purchases and all redemptions of shares of the Portfolios in such categories, based upon instructions from each Account (collectively, "Instructions") received prior to the Close of Trading on a given Business Day (the "Trade Date"). "Close of Trading" shall mean 4:00 p.m. Eastern Time on a Business Day or at such other time as the NAV of a Portfolio is calculated, as disclosed

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                  in the then current prospectus(es) of the Portfolios.
                  "Business Day" shall mean, unless otherwise noted in this Agreement, any day on which the New York Stock Exchange (the "NYSE") is open for trading and on which a Portfolio calculates its NAV pursuant to the rules of the Securities and Exchange Commission (the "SEC"). "Business Day," for the purposes of Subsections 1.1(b)-(c) of this Agreement, shall also include any day on which the NSCC's DCC&S System is open to transmit and settle orders, even if the NYSE is closed for trading on such day.

                  On any given Business Day, the Company shall accept Instructions in proper form from an Account up to the Close of Trading, but in no event shall the Company accept Instructions that have been received by the Company or its designee after the Close of Trading on such Business Day. Instructions received in proper form by the Company after the Close of Trading on any Business Day shall be treated as if accepted on the next following Business Day. The Fund hereby appoints the Company as a designee of the Fund for the limited purpose of receipt of purchase and redemption orders on behalf of the Accounts for shares of the Portfolios listed on Schedule 1.1 and receipt by the Company as designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by the transmission deadlines described in Section 1.1(b) below. Each transmission of Instructions by the Company will constitute a representation that all purchase and redemption orders from the Accounts were received by the Company prior to 4:00 p.m. Eastern Time or the close of the NYSE, whichever is earlier, on the Business Day on which the purchase or redemption orders are transmitted, in accordance with Rule 22c-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

           1.1(b) TRANSMISSION DEADLINES FOR THE ACCOUNTS The transmission of orders for the Accounts will be accepted by the Fund or its transfer agent only if provided through NSCC's DCC&S System in the file delivered to the Fund or its transfer agent prior to 6:30 a.m. Eastern Time (currently NSCC Cycle 8) on the next Business Day following the Trade Date. Any information delivered to the Fund after such 6:30 a.m. Eastern Time file is received will be rejected by the Fund or its transfer agent, subject to the Fund's sole discretion to accept any trade.

                  In the event that NSCC systems are not functioning on a given Business Day, the Company may transmit Instructions to the Fund, its transfer agent or as otherwise directed by the Fund or the Adviser via facsimile or other electronic transmission approved by the Fund by 8:00 a.m. Eastern Time on the next Business Day following the Trade Date; PROVIDED HOWEVER, that the Company will notify the Fund and the Adviser prior to transmitting Instructions via facsimile or Fund approved electronic transmission. However, this paragraph will not be applicable to Instructions which have already been entered via NSCC but not received by the Fund or its transfer agent. The Company must notify the Fund of

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                  the existence of any such Instructions, and the Fund and its transfer agent will use commercially reasonable efforts to process those Instructions in a mutually satisfactory manner. Notwithstanding the foregoing, on a limited basis, the Company may transmit Instructions until 9:00 a.m. Eastern Time via NSCC Cycles 9 through 12 on the next Business Day following the Trade Date for corrections to Instructions already submitted for contingency purposes.

           1.1(c) SETTLEMENT Aggregated purchase and net redemption transactions shall be settled in accordance with NSCC rules and procedures.

                  In the event that NSCC systems are not functioning on a given Business Day, then (1) for net purchase Instructions, the Company shall wire payment, or arrange for payment to be wired by the Company's designated bank, in immediately available funds, to the Portfolio's custodial account at the Fund's custodian; and (2) for net redemption Instructions, the Fund or its transfer agent shall wire payment, or arrange for payment to be wired, in immediately available funds, to an account designated by the Company in writing. Wires from the Company must be received no later than the close of the Federal Reserve Wire Transfer System on the next day on which the Federal Reserve Wire Transfer System is open.

                  In the event that the total redemption order for any one Business Day shall exceed dollar limits set for a Portfolio by the Fund, such Portfolio shall have the option of (i) settling the redemption on the second Business Day following trade date through the NSCC's money settlement process; (ii) settling the redemption outside of Fund/SERV, if necessary, as determined in the sole discretion of the Adviser, at any time within seven (7) days after receipt of the redemption order, in accordance with relevant provisions of the 1940 Act; or (iii) making redemptions in any other manner provided for in the Portfolio's then current prospectus(es) or statement(s) of additional information.

                  Nothing herein shall prevent the Fund, on behalf of a Portfolio, from delaying or suspending the right of purchase or redemption of shares of a Portfolio in accordance with the provisions of the 1940 Act and the rules thereunder. The Fund will have no responsibility for the proper disbursement or crediting of redemption proceeds, and the Company will be solely responsible for such actions.

           1.1(d) ERRORS The Company shall be solely responsible for the accuracy of any Instruction transmitted to the Fund or its transfer agent via NSCC systems or otherwise, and the transmission of such Instruction shall constitute the Company's representation to the Fund that the Instruction is accurate, complete and duly authorized by the Accounts whose shares are the subject of the Instruction. The Company shall assume responsibility for any loss to the Fund, the Portfolios or their transfer agent caused by a cancellation or correction made subsequent to the date as of which an

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                  Instruction has been placed, and the Company will immediately pay such loss to the Adviser, the Fund or such Portfolios upon notification.

                  Each Party shall notify the other Parties of any errors or omissions in any information and interruptions in, or delay or unavailability of, the means of transmittal of any such information as promptly as possible. The Company agrees to maintain reasonable errors and omissions insurance coverage commensurate with the Company's responsibilities under this Agreement.

                  In the event of an error in the computation of a Portfolio's NAV per share, the Fund will follow its then current policy adopted for the sale and distribution of shares of the Portfolios regarding appropriate error correction standards, which shall include adjustment with respect to the Portfolio shares purchased or redeemed to reflect the correct net asset value per share when deemed material by the Funds' policies and procedures, and the error was not due to any fault of the Company. Any gain to the Company or an Account attributable to the incorrect calculation or reporting of a Portfolio's daily NAV shall be immediately returned to the Portfolio. The Company agrees to make commercially reasonable efforts to recover from the Accounts any material losses incurred by the Adviser, the Fund, or the Portfolios as a result of the foregoing.

                  The Company shall maintain a record of the total number of shares of the Portfolios which are so purchased, based on information provided by the Fund or its designee to the Company, and shall reconcile with the Fund on a periodic basis the number of shares of each Portfolio attributable to each Account. If an order to purchase shares of a Portfolio must be canceled due to nonpayment, the Company will be responsible for any loss incurred by the Fund or a Portfolio arising out of such cancellation.

     1.2 The Fund will redeem the shares of the Portfolios when requested on behalf of the Company or the corresponding subaccount of the applicable Accounts at the NAV next computed after receipt by the Fund or its designee of each request for redemption, in accordance with the provisions of this Agreement, the then current prospectus(es) and the current statement(s) of additional information of the Portfolios, and the Contracts; PROVIDED, HOWEVER, that if any conflicts exist among any such documents, then the terms of the Fund's current prospectus(es) and the statement(s) of additional information describing the Portfolios shall control.

           The Company shall apply any net redemption proceeds received by it in accordance with the applicable Contracts. The Company shall not process or effect any redemptions with respect to shares of any Portfolio after receipt by the Company of notification of suspension of the determination of the NAV of such Portfolio. The Board of Directors of the Fund (the "Directors" or the "Board") may refuse to sell shares of any Portfolio to any person, including the Company with respect to the Accounts, or suspend or terminate the offering of shares of any particular Portfolio, if such action is required by law or by regulatory authorities

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           having jurisdiction, or is deemed by the Directors, in their sole discretion, acting in good faith and in light of the Directors' duties under federal and any applicable state laws, necessary in the best interests of the shareholders of the Portfolio.

     1.3 The Company agrees to purchase and redeem the shares of each Portfolio in accordance with the provisions of this Agreement, the then current prospectus(es), and statement(s) of additional information of the Fund that describe the Portfolios. Except as necessary to implement transactions initiated by Contract holders, or as otherwise may be required by applicable U.S. federal laws or regulations with respect to maintaining the Contracts' status under the Internal Revenue Code of 1986, as amended from time to time, and any successor provisions thereto (the "Code"), the Company shall not redeem shares of the Portfolios attributable to the Contracts.

     1.4 Issuance and transfer of shares of each Portfolio will be by book-entry only. Stock certificates will not be issued to the Company or to the applicable Accounts. Shares of a Portfolio purchased from the Fund will be recorded in appropriate book-entry titles for the Accounts by the Fund or its designee. The Fund shall furnish to the Company the CUSIP number assigned to each Portfolio as may be amended from time to time.

     1.5 The Fund shall make available to the Company of any income dividends or capital gain distributions payable on the shares of any Portfolios of the Fund as soon as reasonably practicable, but no later than ex date. The Company will receive pricing and dividend rate and capital gain distribution rate information and payments through the NSCC System. The Company hereby elects to receive all such dividends and distributions as are payable on shares of a Portfolio in additional shares of that Portfolio. The Fund shall notify the Company or its delegates of the number of shares of a Portfolio so issued as payment of such dividends and distributions. The Company reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash.

     1.6 The Company shall maintain a record of the number of shares of the Portfolios held by the Accounts on behalf of each Contract holder, and the Company shall maintain appropriate records of Contract holder information.

     1.7 The Company shall investigate all inquiries from Contract holders relating to their interests in the Accounts and any Portfolio, and shall respond to all communications from Contract holders and other persons having an interest in the Contracts relating to the Company's duties hereunder. The Company will consult the Fund and the Adviser on the response for any inquiries related to a Portfolio, Fund and the Adviser as deemed necessary by the Company.

2.   PROXY SOLICITATIONS AND VOTING

     2.1 To the extent permitted by applicable laws and regulations, the Fund agrees it will use commercially reasonable efforts to provide the Company ninety (90) days notice of anticipated Portfolio mergers or a Portfolio liquidation. The Fund agrees that the terms on which the shares of any Portfolio are offered to the Accounts will not be materially altered without at least sixty (60) days' prior

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           written notice to the Company during any period when an Account owns shares of a Portfolio. This includes, but is not limited to, (a) a change in the Portfolio's objective and (b) a replacement of the Portfolio's adviser or an appointment of a sub-adviser not affiliated with the Adviser.

     2.2 If and to the extent required by applicable law or by the terms of the Contracts, the Company shall:

           (i) vote the shares of the Portfolios held by the Accounts in accordance with instructions received from the Contract holders; and

           (ii) vote the shares of the Portfolios held by the Accounts for which no timely instructions have been received from the Contract holders in the same proportion as shares of the Portfolios for which timely instructions have been received, if and to the extent that (i) the SEC continues to interpret the 1940 Act to require pass-through voting privileges for various variable contract holders, and (ii) such interpretation is deemed applicable to the Contracts. The Company reserves the right to vote Portfolio shares held in any Account in the Company's own right, to the extent permitted by applicable law. The Company will calculate voting privileges in accordance with applicable law. The Company agrees to hold the Fund, the Portfolios, the Adviser and DFAS harmless from and against any liability that may arise as a result of the Company's voting Portfolio shares held in any Account in the Company's own right.

3.   REPRESENTATIONS AND WARRANTIES

     3.1 The Company represents and warrants that it is a life insurance company within the meaning of Section 816(a) of the Code, and is a domestic corporation within the meaning of Section 7701(a)(4) of the Code duly organized and in good standing under applicable law. The Company will notify the Adviser and the Fund promptly upon having a reasonable basis for believing that the Company has ceased to qualify and be a life insurance company treated as a domestic corporation or that it might not so qualify and be treated in the future. The Company has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under applicable state insurance laws, and that it has and will maintain the capacity to issue all Contracts that may be sold; and that it is properly licensed, qualified and in good standing to sell the Contracts in all jurisdictions where the Company does business. The Company represents and warrants that the Contracts will be issued and sold in compliance, in all material respects, with all applicable federal and state laws, and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

     3.2 The Company represents and warrants that the Contracts are duly registered under applicable laws and regulations to the extent required or will be exempt from such registration.

     3.3 The Company represents and warrants that it has or will have registered each Account as a unit investment trust, in accordance with the provisions of the 1940

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           Act, or each such Account is, and will continue to be, exempt from registration under Section 3(c) of the 1940 Act, to serve as a segregated investment account for the Contracts.

     3.4 The Company represents and warrants that the Contracts are currently treated as variable contracts under Section 817(d) of the Code, and that the Company will maintain such treatment, and that the Company will notify the Adviser and the Fund promptly upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that the Contracts might not be so treated in the future.

     3.5 This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and legally binding contract enforceable in accordance with its terms. No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Company of the transactions contemplated by this Agreement. The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated by this Agreement will not, violate the Company's organizational documents or By-laws, or any resolution, agreement or arrangement to which the Company is a party or by which the Company is bound.

     3.6 The Company and the Accounts are duly authorized to acquire shares of the Portfolios as contemplated by the terms of this Agreement. To facilitate compliance with Rule 22c-2 under the 1940 Act, the Company will cooperate with the Fund in providing information as provided in the Schedule 3.6 and will assist the Fund in preventing possible market timing and other trading activities in violation of the Fund's policies and procedures by restricting or prohibiting further purchases or exchanges of the shares of the Portfolios as provided therein. Except as set forth in Schedule 3.6 and as otherwise required by applicable laws, nothing herein, nor any action by the Company, shall be construed as, or infer that the Company has undertaken any duty or obligation to detect abusive trading activities pursuant to Fund policies.

     3.7 There are no material legal, administrative or other proceedings pending or, to the Company's knowledge, threatened against the Company or its property or assets that could result in liability on the Company's part. The Company knows of no facts that might form the basis for the institution of such proceedings. Neither the Company nor the Accounts are parties to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its or their business or its or their ability to consummate the transactions herein contemplated.

     3.8 To the best of the Company's knowledge, the disclosure contained in the applicable prospectus(es) or offering documents for the Accounts does not contain any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such disclosure meets all legal requirements of applicable federal and state laws and regulations. The Company represents and warrants that all current and

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           future prospectus(es) or offering documents with respect to the
           Accounts and other materials that mention the Company, the Fund, the Portfolios, the Adviser, or DFAS shall meet the requirements described in the first sentence of this subparagraph; PROVIDED, HOWEVER, that the Company shall not be responsible for any disclosure that is provided to the Company in the Fund's current prospectus(es) and statement(s) of additional information describing the Portfolios or the Fund's registration statement on Form N-1A (the "Fund Registration Statement") as filed with the SEC.

     3.9 The Fund represents and warrants that it is lawfully established and validly existing under the laws of the State of Maryland. The Fund represents that its operations are and shall at all times remain in material compliance with the laws of the State of Maryland, to the extent required to perform this Agreement.

     3.10 The Fund represents and warrants that the shares of the Portfolios sold pursuant to this Agreement are registered under the Securities Act of 1933, as amended (the "1933 Act"), and duly authorized for issuance; that the Fund shall amend the Fund Registration Statement for the Portfolios under the 1933 Act and the 1940 Act, from time to time, as required in order to effect the continuous offering of the shares of the Portfolios; that the Fund will sell such shares in compliance with all applicable federal and state laws; and that the Fund is and will remain registered under, and complies and will continue to comply, in all material respects, with the 1940 Act. The Fund shall register and qualify the shares of the Portfolios for sale in accordance with the laws of the various states only if, and to the extent, deemed advisable by the Fund, the Adviser, or DFAS.

     3.11 The Fund represents and warrants that the Portfolios will use best efforts to comply with (or as to Portfolios that have not yet commenced business, will use its best efforts to invest the money received from the sale of shares of a Portfolio so as to satisfy) the diversification requirements of Section 817(h) of the Code and the Treasury Regulations promulgated thereunder, and that the Fund will take all reasonable steps to ensure that the Portfolios continue to satisfy such requirements. The Fund agrees to promptly notify the Company upon having a reasonable basis for believing that any Portfolio has ceased to satisfy such diversification requirements and will take all steps reasonably necessary to adequately diversify the Portfolios so as to achieve compliance within the grace period afforded by Treasury Regulation Section1.817-5.

     3.12 The Fund represents and warrants that the Portfolios qualify (or as to Portfolios that have not yet commenced business, will qualify) as regulated investment companies under Subchapter M of the Code (or any successor or similar provision), and that the Fund will take all reasonable steps to maintain such qualification, subject to the reservation of the right of the Directors to not maintain the qualification of a Portfolio as a regulated investment company if the Directors determine this course of action to be beneficial to shareholders. The Fund agrees to promptly notify the Company upon having a reasonable basis for believing that any Portfolio has ceased to so qualify or upon the Directors taking any such action.

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     3.13  The Company shall inform a Portfolio in writing if the Company determines that such Portfolio is not in compliance with applicable insurance laws.

     3.14 DFAS represents and warrants that it is and will remain a member in good standing of the Financial Industry Regulatory Authority, Inc. ("FINRA"), and is and will be duly registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"). DFAS represents that its operations are, and shall at all times remain, in material compliance with the laws of the State of Delaware to the extent required to perform this Agreement. DFAS further represents and warrants that it will sell and distribute the shares of the Portfolios in accordance with any applicable state laws and federal securities laws, including, without limitation, the 1933 Act, the 1934 Act and the 1940 Act.

     3.15 The Parties represent and warrant to each other that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Portfolios are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, in an amount not less than the amount required by the applicable rules of FINRA and the federal securities laws, including the 1940 Act, as applicable. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Parties agree to make all reasonable efforts to assure that such bond or another bond containing these provisions is continuously in effect, and each agrees to notify promptly the other Parties in the event that such coverage no longer applies.

     3.16 The Parties will conduct their business at all times so that no Contract holder will have such incidents of control as will cause a Portfolio's income and gains to be taxable to the Contract holder as a result of the application of the investor control doctrine enunciated in a series of Revenue Rulings, including Revenue Ruling 77-85, Revenue Ruling 80-274, Revenue Ruling 81-225, Revenue Ruling 82-54, Revenue Ruling 2003-91 and Revenue Ruling 2007-7, and adopted by Christoffersen v. United States, 749 F.2d 513 (8th Cir. 1985) and Jeffrey T. Webber v. Commissioner, 144 T.C. No 17 (2015). In this regard, the Parties agree to limit, and not facilitate, a Contract holder's participation in each Portfolio's investment process in contravention of the following, which the Parties represent and warrant to each other to be true: (1) there is not, and there will not be, any arrangement, plan, contract or agreement between the Adviser (or a subadviser) and a Contract holder regarding the availability of a Portfolio as an Account under the Contract, or the specific assets to be held by a Portfolio; (2) other than a Contract holder's ability to allocate Contract premiums and transfer amounts in the Company's Account to and from the Company's Account corresponding to a Portfolio, all investment decisions concerning a Portfolio will be made by the Adviser, any subadviser(s) and the Directors in their sole and absolute discretion; (3) a Contract holder cannot, and will not be able to, direct a Portfolio's investment in any particular asset or recommend a particular investment or investment strategy; (4) there is not, and will not be, any agreement or plan between the Adviser or a subadviser and a Contract holder regarding a particular investment of a Portfolio;
           (5) a Contract holder cannot, and will not be

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           able to, communicate directly or indirectly with the Adviser or a subadviser concerning the selection, quality or rate of return on any specific investment or group of investments held by a Portfolio;
           (6) a Contract holder does not have, and will not have, any current knowledge of a Portfolio's specific assets other than as may be required to be presented in periodic reports to a Portfolio's shareholders or may be publicly available; (7) a Contract holder does not have, and will not have, any legal, equitable, direct or indirect ownership interest in any of the assets of a Portfolio; and (8) a Contract holder only has, and only will have, a contractual claim against the insurance company offering the Contract to receive cash from the insurance company under the terms of the Contract holder's Contract.

     3.17 The Fund agrees that shares of the Fund or any of its Portfolios will be sold only to insurance companies or funds of investment companies for use in conjunction with variable life insurance policies or variable annuities. No shares of the Portfolios listed on Schedule
           1.1 will be sold directly to the general public.

4.   SALES MATERIAL AND INFORMATION

     4.1 The Company will shall furnish, or shall cause to be furnished, to DFAS prior to use, each piece of sales literature or advertising prepared by the Company in which the Adviser, the Fund or DFAS is described. No sales literature or advertising will be used if the Adviser, the Fund or DFAS reasonably objects to its use within ten
           (10) Business Days following receipt by the Fund. The Company shall promptly inform DFAS as to any disapprovals of sales literature filings relating to any Fund or Portfolio with regulatory authorities.

     4.2 Except with the written consent of the Adviser, the Fund or DFAS, as appropriate, the Company shall not make any oral or written material representations or statements concerning or on behalf of the Adviser, DFAS, the Fund or the Portfolios, other than the information or representations contained in:

           (a) the Fund Registration Statement or prospectus(es) for the Fund, as amended or supplemented from time to time;

           (b) published reports or statements of the Fund which are in the public domain or are approved by the Fund; or

           (c) sales literature or other promotional material of the Fund or the Portfolios.

           Notwithstanding the foregoing, this provision shall not be interpreted to prevent the Company from providing information about the Adviser, DFAS and the Fund or this Agreement to their directors, regulators, accountants, legal counsel or otherwise in the ordinary course of their business.

     4.3 Except with the written consent of the Company, the Adviser, DFAS, or the Fund shall not make any oral or written material representations or statements concerning or on behalf of the Company, the Contracts or the Accounts, other than the information or representations contained in:

           (a) a registration statement, prospectus, or offering memoranda for the Contracts, as amended or supplemented from time to time;

           (b) published reports or statements of the Contracts or the Accounts which are in the public domain or are approved by the Company; or

           (c)    sales literature or other promotional material of the Company.

           Notwithstanding the foregoing, this provision shall not be interpreted to prevent the Adviser, DFAS and the Fund from providing information about the Company or this Agreement to their directors, regulators, accountants, legal counsel or otherwise in the ordinary course of their business.

     4.4 No Party shall use any other Party's names, logos, trademarks or service marks, whether registered or unregistered, without the prior written consent of such Party.

     4.5 The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, all amendments to any of the above that relate to the Portfolios or their shares, and any other applicable documents or materials, in final form as filed with the SEC. If requested by the Company, the Fund shall provide such documentation (including a final copy of the amended prospectus(es) of the Portfolios as set in type (including an 8 1/2" x 11" size camera-ready stat) at the Fund's expense) and other assistance as is reasonably necessary in order for the Company once each year to have, at the Company's expense, the current prospectus(es) for the Portfolios printed together in with the document describing the Contracts.

     4.6 If requested by the Fund, DFAS or the Adviser, the Company will provide to the Fund a complete current copy of offering materials describing the Fund, the Portfolios and the Contracts, including application and investment election forms, sample illustrations, reports, solicitations for voting instructions, sales literature and any other promotional materials, applications for exemptions and requests for no-action letters, all amendments to any of the above and any other applicable documents or materials, that relate to the Contracts and each Account. In the event any such documents are required to be filed with any regulatory authority or body, the Company shall provide such materials in final form as filed with such regulatory authority or body. The Company represents and warrants that the Contracts, registration statements, prospectuses, offering memoranda and any other filing in connection therewith with respect to the Accounts will not materially deviate from the form of such documents provided to the Fund.

     4.7 For purposes of this Section 4, the phrase "sales literature or other promotional material" shall be construed in accordance with all applicable securities laws and regulations.

     4.8 To the extent required by applicable law, including the administrative requirements of regulatory authorities, or as mutually agreed between the Company and DFAS, the Company reserves the right to modify any of the Contracts in any respect whatsoever. The Company reserves the right, in its sole discretion, to suspend the sale of any Contract, in whole or in part, or to accept or reject any application for the sale of a Contract. 4.9 The Parties agree to review the arrangements set forth herein from time to time for possible changes and will make their personnel reasonably available for this purpose.

5.   FEES AND EXPENSES

     5.1 The Fund shall bear the cost of registration and qualification of the shares of the Portfolios; preparation and filing of the Portfolios' prospectus(es) and the Fund Registration Statement, proxy materials and reports relating to the Portfolios; preparation of all other statements and notices relating to the Portfolios required by any federal or state law; payment of all applicable fees, including, without limitation, all fees due under Rule 24f-2 of the 1940 Act relating to the Portfolios; and all taxes on the issuance or transfer of the Portfolios' shares. The Fund shall bear the cost of text composition, printing, processing, mailing, distributing or electronically delivering and tabulation of proxy statements and voting instruction solicitation materials to contract owners with respect to proxies sponsored by the Fund.

     5.2 The Company shall assure that the Contracts are registered under the 1933 Act or are properly exempt from such registration, and that each Account is registered as a unit investment trust in accordance with the 1940 Act or is properly exempt from such registration. In those circumstances where the Company is relying upon a registration exemption, the Company will make every effort to maintain such an exemption and will notify the Fund, the Adviser and DFAS immediately upon having a reasonable basis for believing that such exemption no longer applies or might not in the future. The Company shall bear the expenses for the costs of preparation and any required filing of the Company's prospectus, offering memoranda, registration statement and other materials and information with respect to the Contracts, including the Application and investment selection forms; preparation of all other statements and notices relating to the Accounts or the Contracts required by any applicable federal or state law; all expenses for the solicitation and sale of the Contracts, including all costs of printing and distributing all copies of advertisements, prospectuses, statements of additional information, and reports to Contract holders and prospective purchasers of the Contracts as required by applicable state and federal law; payment of all applicable fees and taxes relating to the Contracts; all costs of drafting, filing and obtaining approvals of the Contracts in the various jurisdictions under applicable insurance laws; and all other costs associated with ongoing compliance with all such laws and the Company's obligations hereunder.

6.   INDEMNIFICATION

     6.1   INDEMNIFICATION BY THE COMPANY

           6.1(a) The Company agrees to indemnify, defend and hold harmless the Fund, the Portfolios, DFAS and the Adviser, and each of their directors and officers (as applicable), and each person, if any, who controls any of them within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses) (except in all cases, excluding consequential or special damages), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, and:

                  (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus, offering memoranda or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Section 6.1(a) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement, prospectus or offering memoranda for the Contracts (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or the shares of the Portfolios; or

                  (ii) arise out of, or as a result of, statements or representations or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or the shares of the Portfolios; or

                  (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Fund and the Portfolios, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

                  (iv) arise out of, or as a result of, any failure by the Company or persons under its control to provide the services and furnish the materials contemplated under the terms of this Agreement; or

                  (v) arise out of, or result from, any material breach of any representation and/or warranty made by the Company or persons under its control in this Agreement or arise out of or result from any other material breach of this Agreement by the Company or persons under its control;

                  as limited by and in accordance with the provisions of Sections 6.1(b) and 6.1(c) hereof.

           6.1(b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement or to the Fund, whichever is applicable, or to the extent of such Indemnified Party's gross negligence.

           6.1(c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action, provided that the Company gives written notice of such intention to the Indemnified Parties. The Company also shall be entitled to assume and to control the defense thereof. After notice from the Company to such Party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by the Indemnified Party, and the Company will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

           6.1(d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the shares of the Portfolios or the Contracts that use the Portfolios or the operation of the Portfolios.

     6.2   INDEMNIFICATION BY DFAS

           6.2(a) DFAS agrees to indemnify, defend and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund or DFAS) or litigation (including legal and other expenses) (except in all cases, excluding consequential or special damages), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, and:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund Registration Statement or current prospectus(es) or sales literature of the Fund and the Portfolios (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Section 6.2(a) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company for use in the Fund Registration Statement or prospectus(es) for the Portfolios or in sales literature (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the shares of the Portfolios; or

                  (ii) arise out of, or as a result of, statements or representations or wrongful conduct of DFAS or the Fund or persons under their control, with respect to the sale or distribution of the shares of the Portfolios (it is understood that the persons who are involved in the sale or distribution of the Contracts are not under the control of DFAS, the Adviser or the
                          Fund); or

                  (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, offering memoranda or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

                  (iv) arise out of, or as a result of, any failure by DFAS, the Fund or persons under their control to provide the services and furnish the materials contemplated under the terms of this Agreement; or

                  (v) arise out of or result from any material breach of any representation and/or warranty made by DFAS, the Fund or persons under their control in this Agreement or arise out of or result from any other material breach of this Agreement by DFAS, the Fund or persons under their control;

                  as limited by and in accordance with the provisions of Sections 6.2(b) and 6.2(c) hereof.

           6.2(b) DFAS shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties under this Agreement or to the Company or the Accounts, whichever is applicable, or to the extent of such Indemnified Party's gross negligence.

           6.2(c) DFAS shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified DFAS in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify DFAS of any such claim shall not relieve DFAS from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, DFAS will be entitled to participate, at its own expense, in the defense thereof, provided that DFAS gives written notice of such intention to the Indemnified Parties. DFAS also shall be entitled to assume and to control the defense thereof. After notice from DFAS to such Party of DFAS's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by the Indemnified Party, and DFAS will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

           6.2(d) The Indemnified Parties will promptly notify DFAS of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Contracts that use the Portfolios or the operation of the Accounts that use the Portfolios.

     6.3   INDEMNIFICATION BY THE ADVISER

           6.3(a) The Adviser agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund or the Adviser) or litigation (including legal and other expenses) (except in all cases, excluding consequential or special damages) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, and:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund Registration Statement or current prospectus(es) or sales literature of the Fund and the Portfolios (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Section 6.3(a) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund or the Adviser by or on behalf of the Company for use in the Fund Registration Statement or prospectus(es) for the Portfolios or in sales literature (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the shares of the Portfolios; or

                  (ii) arise out of, or as a result of, statements or representations or wrongful conduct of DFAS, the Fund or the Adviser or persons under their control, with respect to the sale or distribution of the shares of the Portfolios (it is understood that the persons who are involved in the sale or distribution of the Contracts are not under the control of DFAS, the Adviser or the Fund); or

                  (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, offering memoranda or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund or the Adviser; or

                  (iv) arise out of, or as a result of, any failure by DFAS, the Adviser, the Fund or persons under their control to provide the services and furnish the materials contemplated under the terms of this Agreement; or

                  (v) arise out of or result from any material breach of any representation and/or warranty made by DFAS, the Fund, the Adviser or persons under their control in this Agreement or arise out of or result from any other material breach of this Agreement by DFAS, the Adviser, the Fund or persons under their control;

                  as limited by and in accordance with the provisions of Sections 6.3(b) and 6.3(c) hereof.

           6.3(b) The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an

                  Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties under this Agreement or to the Company or the Accounts, whichever is applicable, or to the extent of such Indemnified Party's gross negligence.

           6.3(c) The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund or the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund or the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof, provided that the Adviser gives written notice of such intention to the Indemnified Parties. The Adviser also shall be entitled to assume and to control the defense thereof. After notice from the Adviser to such Party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by the Indemnified Party, and the Adviser will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof, other than reasonable costs of investigation.

           6.3(d) The Indemnified Parties will promptly notify the Fund and the Adviser of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Contracts that use the Portfolios or the operation of the Accounts that use the Portfolios.

7.   COMPANY ASSISTANCE TO DIRECTORS

     The Company will assist the Directors in carrying out their responsibilities under any applicable provisions of the federal securities laws and/or any exemptive orders granted by the SEC by providing the Directors with all information reasonably necessary for the Directors to consider any issues raised.

8.   TERM AND TERMINATION

     8.1 This Agreement may be terminated by any Party with or without cause ninety (90) days' advance written notice.

     8.2 Notwithstanding any other provision of this Agreement, DFAS, the Adviser or the Fund may terminate this Agreement for cause on not less than thirty (30) days' prior written notice to the Company, unless the Company has cured such cause within thirty (30) days of receiving such notice, for any material breach by the Company of any representation, warranty, covenant or obligation hereunder.

     8.3 Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement for cause on not less than thirty (30) days' prior written notice to DFAS, the Adviser and the Fund, unless DFAS, the Adviser or the Fund, as appropriate, has cured such cause within thirty (30) days of receiving such notice, for any material breach by DFAS, the Adviser or the Fund of any representation, warranty, covenant or obligation hereunder.

     8.4 Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement by written notice to the Fund and DFAS with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts.

     8.5 Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement by written notice to the Fund, the Adviser and DFAS with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment media of the Contracts that are issued or to be issued by the Company.

     8.6 Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement by written notice to the Fund, the Adviser and DFAS with respect to any Portfolio in the event that such Portfolio ceases to qualify as a "regulated investment company" under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that any such Portfolio may fail to so qualify.

     8.7 Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement by written notice to the Fund, the Adviser and DFAS with respect to any Portfolio in the event that such Portfolio fails to satisfy the diversification requirements of
           Section 817 of the Code and the Treasury Regulations promulgated thereunder.

     8.8 Notwithstanding any other provision of this Agreement, the Fund, the Adviser or DFAS may terminate this Agreement by written notice to the Company, if any one or all shall determine, in its or their, as applicable, sole judgment, exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

     8.9 Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement by written notice to the Fund, the Adviser and DFAS, if the Company shall determine, in its sole judgment, exercised in good faith, that any of the Fund, the Portfolios, the Adviser or DFAS has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

     8.10 Notwithstanding any other provision of this Agreement, any Party may terminate this Agreement for cause on not less than thirty (30) days' prior written notice to the other Parties, unless any of the other Parties has cured such cause within thirty (30) days of receiving such notice, for any one of the following reasons:

           (a) a change in control of any Party or such Party's ultimate controlling person; however, a change in the name of the Party will not constitute a change in control;

           (b) a material change in, or other material revision to, the Contracts or the prospectus(es) of the Fund that describe the Portfolios, which material change or revision is not acceptable to any of the other Parties; or

           (c) any action taken by federal, state or other regulatory authorities of competent jurisdiction which, in the reasonable judgment of any of the Parties, either (i) materially and adversely alters the terms, advantages and/or benefits of the Contracts to current or prospective purchasers; or (ii) materially or adversely alters the terms or conditions of such Party's participation in the subject matter of this Agreement.

     8.11 Notwithstanding the termination of this Agreement, each Party shall continue for so long as any Contracts remain outstanding to perform such of its duties hereunder as are necessary to ensure the continued tax status thereof and the payment of benefits thereunder, with respect to a Portfolio and the corresponding subaccount of each Account.

     8.12 Notwithstanding any termination of this Agreement, the Fund shall, at the option of the Company, allow all Contracts in effect on the effective date of termination of this Agreement (the Existing Contracts") to continue to hold shares of the Portfolios; however Existing Contracts may not direct any additional allocation or reallocation of investments in the Portfolios. Existing Contracts will be permitted to redeem investments in the Portfolios.

           The Company agrees not to redeem Series shares attributable to the Contracts except (i) as necessary to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application or (iii) as permitted by an order of the SEC. Upon request, the Company will promptly furnish to the Fund, the opinion of counsel for the Company to the effect that any redemption pursuant to clause (ii) above is a legally required redemption. The Fund, the Adviser and DFAS will in no way recommend action in connection with, or oppose or interfere with any application made to the SEC by the Company with regard to, the substitution of Fund shares with shares of another investment company.

           In addition to the forgoing, Section 6 Indemnification shall survive any termination of this Agreement.

9.   NOTICES

  Any notice shall be deemed sufficiently given when sent by registered or certified mail, to the other Parties at the address of such Parties set forth below or at such other address as such Parties may from time to time specify in writing to the other Parties.

     If to the Fund:

     Catherine L. Newell, Esq.
     Vice President and Secretary
     DFA Investment Dimensions Group Inc.
     6300 Bee Cave Road, Building One
     Austin, TX 78746
     Facsimile: (512) 306-7609

     If to the Adviser:

     Catherine L. Newell, Esq.
     Vice President and Secretary
     Dimensional Fund Advisors LP
     6300 Bee Cave Road, Building One
     Austin, TX 78746
     Facsimile: (512) 306-7609

     If to DFAS:

     Catherine L. Newell, Esq.
     Vice President and Secretary
     DFA Securities LLC
     6300 Bee Cave Road, Building One
     Austin, TX 78746
     Facsimile: (512) 306-7609

     If to the Company:

     Forethought Life Insurance Company
     10 West Market Street, Suite 2300
     Indianapolis, IN 46204
     Attn: Eric Todd

10.  MISCELLANEOUS

     10.1 The captions in this Agreement are included for convenience of reference only and in no way affect the construction or effect of any provisions hereof.

     10.2 If any portion of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     10.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     10.4 Each Party shall cooperate with the other Parties and all appropriate governmental authorities (including, without limitation, the SEC, FINRA, and any applicable insurance, securities or other regulator of competent jurisdiction), and shall permit such authorities reasonable access to its books and records as required by applicable law in connection with any investigation or inquiry relating to this Agreement.

     10.5 Each Party hereto grants to the other Parties the right to audit the Party's records relating to the terms and conditions of this Agreement upon reasonable notice during reasonable business hours in order to confirm compliance with this Agreement.

     10.6 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, to which the Parties hereto are entitled under state and federal laws.

     10.7 Each Party will treat as confidential any and all "Nonpublic Personal Financial Information" and all information reasonably identified as confidential (collectively, "Confidential Information") and not release any Confidential Information unless
           (a) the other party provides written consent to do so; (b) a party is compelled to do so by court order, subpoena or comparable request or a request issued in connection with a regulatory examination or investigation by any governmental agency, regulator or other competent authority; (c) a disclosure is made to such Party's legal counsel, auditors, or third-party service providers who has agreed to keep such information confidential and reasonably requires such information for a Party to meet the obligations set forth herein; or
           (d) permitted by applicable law. Each Party shall safeguard Confidential Information as required by applicable law and provide reasonable confirmation upon request. As used above, (i) "Nonpublic Personal Financial Information" shall refer to personally identifiable financial information about any prospective or then existing customer of the Company including customer lists, names, addresses, account numbers and any other data provided by customers to the Company in connection with the purchase or maintenance of a product or service that is not Publicly Available; and (ii) "Publicly Available" shall mean any information that the disclosing party has a reasonable basis to believe is lawfully made available to the general public from federal, state, or local government records, widely distributed media, or disclosures made to the general public that are required by federal, state, or local law. The Fund and its affiliates agree that it and they shall not use the information received pursuant to this Agreement, including any Confidential Information, for marketing or solicitation purposes.

     10.8 This Agreement or any of the rights and obligations hereunder may not be assigned by any Party without the prior written consent of the other Parties hereto.

     10.9 In any dispute arising hereunder, each Party waives its right to demand a trial by jury and hereby consents to a bench trial of all such disputes.

     10.10 The terms of this Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State ofNew York, without regard to the conflicts of law principles thereof; PROVIDED, HOWEVER, that all performances rendered hereunder shall be subject to compliance with all applicable state and federal laws and regulations.

           To the extent such laws are applicable, this Agreement shall be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations and interpretations thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and any applicable FINRA regulations or interpretations, and the terms hereof shall be interpreted and construed in accordance therewith.

     10.12 The Company agrees that upon execution of this Agreement, and thereafter promptly upon the earlier of (i) reasonable demand by the Adviser or Fund, or (ii) learning that documentation (as defined below) is required, Company shall deliver to the Fund any certification, form, document or information (collectively, "documentation") that may be required or reasonably requested in order to allow the Fund to make any payments or distributions, whether in-kind or in cash or reinvested in additional Fund shares, to the Company without any deduction or withholding for or on account of any tax including, without limitation, an executed United States Internal Revenue Service Form W-9 (and successor forms thereto) and any other documentation required to be delivered pursuant to Section 1471(b) or section 1472(b)(1) of the Code.

     10.13 This Agreement may not be amended or modified except by a written amendment, which includes any amendments to the Schedules, executed by all Parties to the Agreement.

     IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be duly executed as of the date first set forth above.

                                          COMPANY:

                                          FORETHOUGHT LIFE INSURANCE COMPANY

                                          By:     /s/ Robert M. Arena, JR.
                                                  ------------------------------
                                          Name:   Robert M. Arena, JR.
                                                  ------------------------------
                                          Title:  President
                                                  ------------------------------

                                          FUND:

                                          DFA INVESTMENT DIMENSIONS GROUP INC.

                                          By:     /s/ Jeff J. Jeon
                                                  ------------------------------
                                          Name:   Jeff J. Jeon
                                                  ------------------------------
                                          Title:  Vice President
                                                  ------------------------------

                                          ADVISER:

                                          DIMENSIONAL FUND ADVISORS LP
                                          By: Dimensional Holdings Inc.,
                                              general partner

                                          By:     /s/ Kenneth M. Manell
                                                  ------------------------------
                                          Name:   Kenneth M. Manell
                                                  ------------------------------
                                          Title:  Vice President
                                                  ------------------------------

                                          DFAS:

                                          DFA SECURITIES LLC

                                          By:     /s/ Carolyn O
                                                  ------------------------------
                                          Name:   Carolyn O
                                                  ------------------------------
                                          Title:  Vice President
                                                  ------------------------------

                                                              [FUNDSERV EX MSFO]

                                  SCHEDULE 1.1

                        VA U.S. Targeted Value Portfolio

                         VA U.S. Large Value Portfolio

                        VA International Value Portfolio

                        VA International Small Portfolio

                         VA Short-Term Fixed Portfolio

                            VA Global Bond Portfolio

                      SCHEDULE 3.6: Rule 22c-2 Provisions

1. AGREEMENT TO PROVIDE INFORMATION. The Company (hereafter, an "Intermediary") agrees to provide the Fund or its designee, upon written request, the taxpayer identification number ("TIN"), the Individual/International Taxpayer Identification Number ("ITIN")(1), or other government-issued identifier ("GII"), if known, of any or all Contract holders or shareholder(s) of the account (together, "Shareholder(s)") and the amount, date, and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Fund shares ("Shares") held through an account maintained by the Intermediary during the period covered by the request.

     All requests must contain the relevant fund account number, CUSIP, trade amount and date. Requests must be made directly to us via e-mail at:

                          SE2Rule22c-2@se.2.com

     or such other address we may communicate to you in writing from time to time.

     1.1. PERIOD COVERED BY REQUEST. Requests to provide the information specified in Section 1 shall set forth the specific period for which it is sought, not to exceed 180 calendar days from the date of the request for which the information is sought. The Fund shall not request the information specified in Section 1 more frequently than monthly, or older than 180 calendar days from the date of the request, except as you deem reasonably necessary to investigate compliance with Fund policies.

     1.2.  FORM AND TIMING OF RESPONSE.

           1.2.1. Intermediary agrees to provide, promptly upon request of the Fund or its designee, the requested information specified in
                  Section 1. If requested by the Fund or its designee, Intermediary agrees to use its best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in Section 1 is itself a financial intermediary ("indirect intermediary") and, upon further request of the Fund or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in Section 1 for those shareholders who hold an account with an indirect intermediary, or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued

--------
(1) According to the IRS' website, the ITIN refers to the Individual Taxpayer Identification number, which is a nine-digit number that always begins with the number 9 and has a 7 or 8 in the fourth digit, example 9XX-7X-XXXX .. The IRS issues ITINs to individuals who are required to have a U.S. taxpayer identification number but who do not have, and are not eligible to obtain a Social Security Number (SSN) from the Social Security Administration (SSA). SEC Rule 22c-2 inadvertently refers to the ITIN as the International Taxpayer Identification Number.

                  by the Fund. Intermediary additionally agrees to inform the Fund whether it plans to perform (i) or (ii).

           1.2.2. Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the Parties.

           1.2.3. To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

     1.3. LIMITATIONS ON USE OF INFORMATION. The Fund agrees not to use the information received from the Intermediary for the Fund's use in external solicitation or marketing to shareholders without the prior written consent of the Intermediary. The Fund is permitted to use the information received from the Intermediary for the Fund's internal purposes, including monitoring compliance with the Fund's internal policies, procedures and practices. The Fund agrees to keep any non-public information furnished by the Intermediary confidential consistent with the Fund's then current privacy policy, except as necessary to comply with federal, state, or local laws, rules, or other applicable legal requirements.

2. AGREEMENT TO RESTRICT TRADING. Intermediary agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions in the Fund's Shares (directly or indirectly through the Intermediary's account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund. Intermediary will execute such restrictions with respect to the Shareholder, but only for the Contract through which such transactions in the Fund's shares occurred. Instructions must be received by us via email at:

             SE2Rule22c-2@se.2.com

     or such other address we may communicate to you in writing from time to time.

     2.1. FORM OF INSTRUCTIONS. Instructions to restrict or prohibit trading must include the TIN, ITIN, or GII, if known, the specific individual Contract owner number (if known) and the specific restriction(s) to be executed. If the TIN, ITIN, or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or Accounts or other agreed upon information to which the instruction relates.

     2.2. TIMING OF RESPONSE. Intermediary agrees to execute instructions from the Fund to restrict or prohibit trading as soon as reasonably practicable, but not later than ten (10) business days after receipt of the instructions by the Intermediary.

     2.3. CONFIRMATION BY INTERMEDIARY. Intermediary must provide written confirmation to the Fund that instructions have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

3.   DEFINITIONS. For purposes of this SCHEDULE 3.6:

     3.1. The term "Fund" includes the Fund's principal underwriter and transfer agent. The term not does include any "excepted funds" as defined in SEC Rule 22c-2(b) under the 1940 Act.(2)

     3.2. The term "Shares" means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the 1940 Act that are held by the Intermediary.

     3.3. The term "Shareholder" means the beneficial owner of Shares, whether the Shares are held directly or by the Intermediary in nominee name; except:

           3.3.1. with respect to retirement plan recordkeepers, the term "Shareholder" means the Plan participant notwithstanding that the Plan may be deemed to be the beneficial owner of Shares; and

           3.3.2. with respect to insurance companies, the term "Shareholder" means the holder of interests in a variable annuity or variable life insurance contract issued by the Intermediary.

     3.4. The term "written" includes electronic writings and facsimile transmissions.

     3.5. The term "Intermediary" shall mean a "financial intermediary" as defined in SEC Rule 22c-2.(3)

     3.6. The term "purchase" does not include: (i) the automatic reinvestment of dividends; (ii) transactions that are executed automatically pursuant to contractual or systematic programs or enrollments such as transfers of assets within a Contract to a Fund as a result of "dollar cost averaging" programs, asset allocation programs and automatic rebalancing programs; (iii) pursuant to a Contract death benefit; (iv) a step-up (or comparable benefit) in Contract value (or comparable benefit base pursuant to a Contract death benefit or guaranteed minimum withdrawal benefit; or (v) allocation of assets to a Fund through a Contract as a result of premium payments.

--------
(2) As defined in SEC Rule 22c-2(b), the term "excepted fund" means any: (1) money market fund; (2) fund that issues securities that are listed on a national exchange; and (3) fund that affirmatively permits short-term trading of its securities, if its prospectus clearly and prominently discloses that the fund permits short-term trading of its securities and that such trading may result in additional costs for the fund.

(3) "Financial intermediary" is defined in SEC Rule 22c-2(c)(1) as: "(i) any broker, dealer, bank, or other entity that holds securities of record issued by the fund, in nominee name; (ii) a unit investment trust or fund that invests in the fund in reliance on section 12(d)(1)(E) of the Act (15 U.S.C. 80a-12(d)(1)(E)); and (iii) in the case of a participant-directed employee benefit plan that owns the securities issued by the fund, a retirement plan's administrator under section 3(16)(A) of the Employee Retirement Income Security Act of 1974 (29 U.S.C. 1002(16)(A)) or any entity that maintains the plan's participant records."

     3.7. The term "promptly" as used in Section 1.2 shall mean as soon as practicable but in no event later than 10 business days from the Intermediary's receipt of the request for information from the Fund or its designee.